Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230660

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED MARCH 17, 2021.

Preliminary Prospectus Supplement (to Prospectus dated April 1, 2019)

Bilibili Inc.

25,000,000 Class Z Ordinary Shares

We are offering 25,000,000 Class Z ordinary shares, par value US$0.0001 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 24,250,000 Class Z ordinary shares offered hereby, and a Hong Kong public offering of 750,000 Class Z ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$             per Class Z ordinary share, or approximately US$             per Class Z ordinary share based on an exchange rate of HK$7.7672 to US$1.00.

Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “BILI.” On March 16, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$113.31 per ADS, or HK$880.10 per Class Z ordinary share, based upon an exchange rate of HK$7.7672 to US$1.00. Each ADS represents one Class Z ordinary share.

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about March 23, 2021. The maximum offer price for the Hong Kong public offering is HK$988.00, or US$127.20 per Class Z ordinary share.

The allocation of Class Z ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-37 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See “Underwriting—Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class Z ordinary shares sold in the United States, as well as for Class Z ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

See “Risk Factors” beginning on page S-18 for a discussion of certain risks that should be considered in connection with an investment in our Class Z ordinary shares.

We have applied to list our Class Z ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “9626.”

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$             PER CLASS Z ORDINARY SHARE

	Per Class Z ordinary shares		Total
Public offering price	HK$	(1)	HK$
Underwriting discounts and commissions(2)	HK$		HK$
Proceeds to us (before expenses)(3)	HK$		HK$

(1)	Equivalent to US$ per ADS, based upon each ADS representing one Class Z ordinary shares and an exchange rate of HK$7.7672 to US$1.00.
(2)	See “Underwriting” beginning on page S-37 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$ from the sale of 750,000 Class Z ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Morgan Stanley & Co. International plc, Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities (Asia Pacific) Limited and UBS AG Hong Kong Branch, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 3,750,000 Class Z ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Morgan Stanley Asia Limited, through its affiliate Morgan Stanley & Co. International plc, expects to enter into a borrowing arrangement with to facilitate the settlement of over-allocations. Morgan Stanley & Co. International plc is obligated to return Class Z ordinary shares to Profound Surplus Limited by exercising the option to purchase additional Class Z ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Profound Surplus Limited for the loan of these Class Z ordinary shares.

The underwriters expect to deliver the Class Z ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around             , 2021.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, and Joint Lead Managers

Morgan Stanley	Goldman Sachs	J.P. Morgan	UBS

Joint Bookrunners and Joint Lead Managers

CICC	BofA Securities	Credit Suisse	CLSA	Haitong International	CMBI	CCBI	Guotai Junan

Joint Lead Managers

Futu Securities	Tiger Brokers	Wellington Financial

Prospectus Supplement dated             , 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, Profound Surplus Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those

S-i

dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (No. 333-230660) that we initially filed with the SEC on April 1, 2019 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents one Class Z ordinary share;

•

“average monthly interactions” for a period is calculated by dividing the total number of interactions based on our interactions features such as bullet chats, commentaries, following, favorites, sharing, bilibili moment posts and like, among other things, during the specified period by the number of months in such period;

•

“average monthly revenue per paying user” for a period is calculated by dividing the sum of revenues from mobile games and VAS during the specified period by the total number of monthly paying users during such period;

•

“average monthly revenue per MAU” for a period is calculated dividing the sum of revenues during the specified period by the total number of MAU during that period then further by the number of months in the specified period;

•

“average daily time spent per active user on our mobile apps” for a period is calculated by dividing the total time spent on our mobile apps during the specified period (excluding time spent on Bilibili operating games, Bilibili Comic and Maoer) by the average number of active users per day during such period, further divided by the number of days during the specified period;

•	“Bilibili,” “we,” “us,” “the Company,” “our company” and “our” are to Bilibili Inc., its subsidiaries and its consolidated affiliated entities;

•

“bullet chat” or “bullet chatting” are to a commenting function that enables content viewers to send comments that fly across the screen like bullets, which we refer to as bullet chats herein. Bullet chats are context-based and can be viewed by the audiences who watch the same content, and therefore can intrigue interactive commenting among content viewers. Only official member can send bullet chats on our platform;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Hong Kong, Macau and Taiwan;

•	“Class Y ordinary shares” are to our Class Y ordinary shares, par value US$0.0001 per share;

•	“Class Z ordinary shares” are to our Class Z ordinary shares, par value US$0.0001 per share;

•	“Generation Z+” or “Gen Z+” are to, for the purposes of this prospectus supplement only, the demographic cohort of individuals in China born from 1985 to 2009;

•

“monthly active users” or “MAUs” are to the sum of our mobile apps MAUs and PC MAUs after eliminating duplicates so that each active registered user that logged on both our Bilibili mobile app and our Bilibili PC website would only be counted towards mobile apps MAUs and not PC MAUs during a given month. We calculate mobile apps MAUs based on the number of mobile devices (including smart TV and other smart devices) that launched our mobile apps during a given month. Starting from the first quarter of 2019, we count mobile MAUs of Bilibili Comic, a mobile app offering anime and comic content, and Maoer, an audio platform offering audio drama, towards our MAUs. We calculate PC MAUs by dividing the total number of IP addresses used by users to visit our PC website during a given month by an estimate of the average number of IP addresses used by each user. “Average MAUs” for a period is calculated by dividing the sum of MAUs during the specified period by the number of months in such period;

•

“official members” are to users who pass our multiple-choice membership exam consisting of 100 questions, after which additional interactive and community features, such as bullet chatting and commenting, will become available to them;

•

“our platform” are to “Bilibili” mobile apps, PC websites, Smart TV, Bilibili Comic, Maoer and a variety of related features, functionalities, tools and services that we provide to users and content creators;

•	“occupationally generated videos” or “OGV” are to Bilibili-produced or jointly produced content and licensed content procured from third-party production companies;

•

“paying users” on our platform are to users who make payments for various products and services on our platform, including purchases in mobile games offered on our platform and payments for VAS (excluding purchases on our e-commerce platform). A user who makes payments across different products and services offered on our platform using the same registered account is counted as one paying user and we add the number of paying users of Maoer towards our total paying users without eliminating duplicates. “Average monthly paying user” for a period is calculated by dividing the sum of monthly paying users during the specified period by the number of months in such period;

•	“professional user generated videos” or “PUGV” are to videos generated by users that exhibits creativity as well as a certain level of professional production and editing capabilities;

•

“retention rate”, as applied to any cohort of users who visit our platform in a given period, are to the percentage of these users who make at least one repeat visit after a certain duration; the “12th-month retention rate” for any cohort of users in a given month is the retention rate in the twelfth month after the applicable month;

•

“premium members” are to members who have subscribed to our premium membership, which allow these members to enjoy exclusive or advance access to our premium content. We calculate premium members based on the number of members whose premium package is still valid by the last day of a given month;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“shares” or “ordinary shares” are to our Class Y and Class Z ordinary shares, par value US$0.0001 per share;

•	“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

•	“VAS” are to value-added services, including premium membership, live broadcasting, Bilibili Comic, Maoer and other value-added services;

•

“video-based content” are to, for the purposes of this prospectus supplement only, video content on video-centric platforms and non-video-centric platforms as well as mobile games. Non-video-centric platforms include social media, instant messaging, e-commerce, browser, and other kind of platforms; and

•	“videolization” are to the trend of video integrating into the scenarios of everyday life.

Our reporting currency is RMB. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the RMB amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at any particular rate or at all.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Bilibili Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Bilibili Inc., CIK number 0001723690.

We incorporate by reference the documents listed below in this prospectus supplement:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 5, 2021, or our 2020 Form 20-F;

•	Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on March 16, 2021, titled “Bilibili Inc. Supplemental and Updated Disclosure;”

•

Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on March 16, 2021, titled “English translation of Shareholders Agreement relating to Shanghai Xinle Bicheng Cultural Consulting Co., Ltd., dated March 2, 2021, among Huan’An (Shanghai) Business Management Co., Ltd., Zhuhai Hengqin Wangfu Project Investment LLP, Shanghai Dayu’s House Cultural Consulting Co., Ltd., and Shanghai Xiaoka Culture Co., Ltd.”

•

The description of the securities contained in our registration statement on Form 8-A filed on March 16, 2018 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

with respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Bilibili Inc.

Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District

Shanghai, 200433, People’s Republic of China

Tel: (86 21) 2509-9255

Attention: Investor Relations Department

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the document incorporated by reference may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the video-based industries in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with users, content providers, game developers and publishers, advertisers and other partners;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry; and

•	the outcome of any current and future litigation or legal or administrative proceedings.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class Z ordinary shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2018, 2019 and 2020 and for the twelve months ended December 31, 2018, 2019 and 2020, is incorporated by reference. This prospectus supplement contains information from an industry report commissioned by us dated March 9, 2021 and prepared by iResearch, an independent research firm, to provide information regarding our industry and our market position in China. We refer to this report as the “iResearch Report.”

Our Mission

Our mission is to enrich the everyday life of young generations in China.

Overview

We are an iconic brand and a leading video community for young generations in China. Over 86% of the Company’s MAU were aged 35 and below in 2020, which is the highest among the major video-centric platforms in China, according to the iResearch report. Video is an intuitive, vivid and informative way to connect people with the world and has become a dominant medium for communication, entertainment and information. We refer to the trend of video integrating into the scenarios of everyday life as “videolization”, which is creating a massive video-based industry in China with approximately 1,180.2 million video users and over RMB1.8 trillion in revenue by 2025, according to the iResearch Report. As a go-to video community for young generations in China, we believe we are well positioned to capture the attractive opportunities created by videolization.

We are a full-spectrum video community that offers a wide array of content serving young generations’ diverse interests. We provide users with “All the Videos You Like” as our brand proposition. We have built our community around aspiring users, high-quality content, talented content creators and the strong emotional bond among them. In our community, users and content creators discover and interact with diverse content encompassing different interests, from lifestyle, game, entertainment, anime, technology and knowledge to many more. We also enable broad video-based content consumption scenarios centered around professional user generated videos, or PUGV, supplemented with live broadcasting, occupationally generated videos, or OGV, and more. We have become the welcoming home of diverse cultures and interests and the destination to discover cultural trends and phenomena of young generations in China.

We adopt a user-centric commercialization model. We are a full-spectrum video community, and our ever-growing content ecosystem continues to satisfy our engaged and loyal users’ evolving needs, providing us with multiple levers for user-centric commercialization. We generate revenues primarily from mobile games, VAS, advertising, e-commerce and others. Our cost of revenues consists of revenue-sharing costs, content costs, server and bandwidth costs and e-commerce and other costs.

The following table sets forth the components of our net revenues by amounts and percentages of our total net revenues for the periods presented:

	For the Year Ended December 31,
	2018		2019		2020
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Net revenues:
Mobile games	2,936,331	71.1%	3,597,809	53.1%	4,803,382	736,151	40.0%
Value-added services	585,643	14.2%	1,641,043	24.2%	3,845,663	589,374	32.0%
Advertising	463,490	11.2%	817,016	12.1%	1,842,772	282,417	15.4%
E-commerce and others	143,467	3.5%	722,054	10.6%	1,507,159	230,982	12.6%

Total net revenues	4,128,931	100.0%	6,777,922	100.0%	11,998,976	1,838,924	100.0%

We have a large and fast-growing user base. In the fourth quarter of 2020, we had an average of 202.0 million MAU, an increase of 55% over the same period in 2019. The mobile MAU of our Bilibili mobile app grew by 49% from 2019 to 2020, which makes us No.1 in terms of mobile MAU growth in 2020 among top 10 video-centric mobile apps in China, higher than the 11.9% growth on average of the rest 9 players during the same period, according to the iResearch Report. Our users are young and culturally aspiring. They are looking for and are willing to pay for high-quality content and engaging experiences. With our vibrant community and high-quality content, the individuals in China born from 1985 to 2009, i.e. Generation Z+, or Gen Z+, constitute the core of our user base. According to the iResearch Report, over 86% of our MAU were aged 35 and below in 2020. According to the iResearch Report, we ranked No. 1 in terms of the proportion of users aged 35 and below among top 10 video-centric mobile apps in China in 2020. With the total population exceeding 452.5 million in 2020, Gen Z+ are the driving force and trend-setter of all kinds of consumptions in China. They are leading the way in videolization and contributed to 64.8% of the video-based market in terms of revenue in 2019, according to the iResearch Report.

Cultivating an engaging community where every user feels a sense of belonging has always been our top priority. Our community is comprised of a great number of interest-based sub-communities with passionate users bonding with each other over shared interests. We have thoughtfully designed various interactive features and pioneered a signature commenting function called “bullet chatting” to foster engagement. The average daily time spent per active user on our mobile app remained above 80 minutes in 2020, among the highest in mobile apps in China, and is higher than industry average of 29.8 minutes in 2020, according to iResearch. During the same period, our users generated 5.1 billion average monthly interactions on our platform, as compared to 2.1 billion in 2019. We also designed a unique official membership examination system to ensure strong interests and affinity to enhance user loyalty. As of December 31, 2020, we had approximately 102.6 million official members, representing a 51.1% increase year-over-year. For official members who visited our platform in each month since 2018, our 12th-month retention rate remained above 80%. We believe that our community, together with over a decade of experience in building it, forms one of our strongest competitive advantages.

We have built an ever-growing content ecosystem fueling creative video-based content centered around PUGV, which contributed to 91% of the total video views on our platform in the fourth quarter of 2020. Our PUGV are known as high quality and fulfilling. The quality and usefulness of our PUGV creates strong content mindshare among our users. We have developed a robust mechanism that attracts content creators through an encouraging community culture, effective traffic allocation and comprehensive creator support. We cultivate an encouraging community culture that rewards talented content creators and high-quality content. Our algorithms promote and enable high-quality content to quickly gain attention and enable content creators to effectively build their fan base and increase their influence. We have also taken a number of initiatives to encourage and facilitate production of creative PUGV by content creators, including various incentive mechanisms such as customized premium services, cash incentive program, online and offline tutorials to realize their commercialization potential. This healthy mechanism respects, motivates and rewards talented content creators and high-quality content and drives the virtuous cycle of our ecosystem. The more talented content creators gather on our platform, the more inspiring content is created, leading to more users, more engagement, and more followers and feedback for our content creators, which in turn encourages more content creators to join. In the fourth quarter of 2020, we had 1.9 million average monthly active content creators and received 5.9 million average monthly video submissions, compared to 1.0 million and 2.8 million, respectively, in the fourth quarter of 2019.

The following tables set forth our key operating metrics for the periods presented:

	For the Year Ended December 31,
	2018	2019	2020
	(in millions, except as otherwise indicated)
Average MAU	87.0	117.5	185.8
Average monthly paying user	3.4	7.2	14.8
Paying ratio % (Average monthly paying user / MAU)	3.9%	6.1%	8.0%
Average monthly paying user for mobile games	0.9	1.2	1.8
Average monthly paying user for VAS(1)	2.5	6.0	13.0
Daily time spending per active user (minutes)	over 75 minutes	over 80 minutes	over 80 minutes

Note:
(1)	Average monthly paying user for VAS excludes the duplicative average monthly paying user for mobile games.

	For the Year Ended December 31,
	2018	2019	2020
	RMB	RMB	RMB
Average monthly revenue per MAU(1)	4.0	4.8	5.4
Average monthly revenue per paying user(2)	87.6	60.7	48.7
Average monthly revenue per paying user for mobile games	284.5	254.6	223.6
Average monthly revenue per paying user for VAS	19.6	22.7	24.6

Notes:
(1)	Numerator is the total net revenues.
(2)	Numerator includes only revenues from mobile games and VAS.

Our Strengths

We believe that the following competitive strengths contribute to our success:

•	Iconic brand and leading video community for young generations in China

•	Aspiring and fast growing user base

•	Highly engaged, interactive and sticky community with a strong sense of belonging

•	Ever-growing ecosystem of creative content

•	User-centric commercialization with massive opportunities

•	Visionary, experienced and passionate management team

Our Strategies

We intend to achieve our mission and further solidify our unique position by pursuing the following strategies:

•	Pursue healthy and high-quality user growth

•	Putting our community first

•	Reinforce our ever-growing content ecosystem

•	Strengthen our user-centric commercialization capabilities

Risk Factors

There are certain risks involved in our business and industries, our corporate structure, our business operations in China, investing in our shares and ADSs, and the Global Offering, many of which are beyond our control. For example, these risks include, among others, the following risks relating to our business:

•	We operate in a fast-evolving industry. We cannot guarantee that we will successfully implement our commercialization strategies or develop new ones, or generate sustainable revenues and profit.

•	We have incurred significant losses and we may continue to experience losses in the future.

•

If we fail to anticipate user preferences and provide products and services to attract and retain users, or if we fail to keep up with rapid changes in technologies and their impact on user behavior, we may not be able to attract sufficient user traffic to remain competitive, and our business and prospects may be materially and adversely affected.

•	Our business depends on our ability to provide users with interesting and useful content, which in turn depends on the content contributed by the content creators on our platform.

•	Increases in the costs of content on our platform may have an adverse effect on our business, financial condition and results of operations.

•

If the content contained within videos, live broadcasting, games, audios and other content formats on our platform is deemed to violate any PRC laws or regulations, our business, financial condition and results of operations may be materially and adversely affected.

See “Risk Factors” on page S-18 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on March 16, 2021, titled “Bilibili Inc. Supplemental and Updated Disclosures,” as well as other documents incorporated by reference into the accompanying prospectus.

Our Shareholding and Corporate Structure

Our Major Shareholders and Relationship with Controlling Shareholders

As of January 31, 2021, Mr. Rui Chen, our chairman and chief executive officer, was interested in and controlled through (a) Vanship Limited, 49,299,006 Class Y ordinary shares (representing approximately 58.89% of the issued and outstanding Class Y ordinary shares and voting power of the Class Y ordinary shares) and 495,800 Class Z ordinary shares (representing approximately 0.18% of the issued and outstanding Class Z ordinary shares and the voting power of the Class Z ordinary shares) and (b) Windforce Limited, 133,945 Class Z ordinary shares (representing approximately 0.05% of the issued and outstanding Class Z ordinary shares and voting power of the Class Z ordinary shares). In total, as of January 31, 2021, Vanship Limited was interested in approximately 14.13% of our issued and outstanding share capital and approximately 44.63% of voting power in our Company, and Windforce Limited was interested in 0.04% of our issued and outstanding share capital and 0.01% of voting power in our Company.

Upon completion of the Global Offering, (a) Vanship Limited will be interested in 58.89% of the issued and outstanding Class Y ordinary shares and voting power of the Class Y ordinary shares and 0.17% of the issued and outstanding Class Z ordinary shares and voting power of the Class Z ordinary shares, and 13.20% of our total issued and outstanding share capital and 43.64% of total voting power in our Company; and (b) Windforce Limited will be interested in 0.05% of the issued and outstanding Class Z ordinary shares and voting power of the Class Z ordinary shares, and 0.04% of our total issued and outstanding share capital and 0.01% of total voting power in our Company.

Vanship Limited is controlled by The Le Petit Prince Trust, a trust of which Mr. Rui Chen is the settlor, and Mr. Rui Chen and his family members are the beneficiaries. Under the terms of this trust, Mr. Rui Chen has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the shares held by Vanship Limited in our Company, and, except for Mr. Chen, the other beneficiaries of the trust have no voting rights attached to such shares. There are certain limited circumstances in which the trustee would not be required to comply with such a direction (for example, where a direction may make the trustee subject to criminal sanction or civil liability or where a direction involves a transaction which might have an adverse impact on the reputation of the trustee). The above position would also not apply if Mr. Chen is incapacitated, has released his authority or nominated another person to have such authority in his place. Windforce Limited is controlled by Mr. Rui Chen. As of January 31, 2021, Mr. Rui Chen controlled 44.6% of the aggregate voting power of our Company.

For further details, please see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2020 Form 20-F.

Dual Class Voting Structure

Under our dual class voting structure, our share capital comprises Class Y ordinary shares and Class Z ordinary shares. Each Class Y ordinary share entitles the holder to exercise 10 votes, and each Class Z ordinary share entitles the holder to exercise one vote, respectively, on all matters that require a shareholder’s vote, subject to Rule 8A.24 of the Hong Kong Listing Rules that requires certain matters to be voted on a one vote per share basis. For additional information, see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Immediately upon the completion of the Global Offering, the holders of the Class Y ordinary shares, will be Mr. Rui Chen, Mr. Yi Xu or Ms. Ni Li, whose respective shareholdings and voting rights with respect to shareholder resolutions relating to matters other than the Reserved Matters (in each case excluding 3,302,327 Class Z ordinary shares issued and reserved for future issuance upon the exercise or vesting of awards granted under our Share Incentive Plans and any allotment and issuance of Class Z ordinary shares upon exercise of the Over-allotment Option), will be as follows:

•	Mr. Rui Chen will beneficially own 49,299,006 Class Y ordinary shares and 629,745 Class Z ordinary shares, representing 43.65% of the voting rights in the Company;

•	Mr. Yi Xu will beneficially own 27,216,108 Class Y ordinary shares and 1,096,100 Class Z ordinary shares, representing 24.17% of the voting rights in the Company; and

•	Ms. Ni Li will beneficially own 7,200,000 Class Y ordinary shares and 908,300 Class Z ordinary shares, representing 6.45% of the voting rights in the Company.

Mr. Rui Chen has served as chairman of the board of directors and chief executive officer of the Company since November 2014. He is a serial entrepreneur with more than 15 years of experience in the Internet and technology-related industries in China. Mr. Chen led the strategic development of the Company since its founding. With long-term thinking, he spearheaded a series of strategic initiatives which transformed Bilibili from a community of people with shared interest to a full-spectrum video community covering a wide array of content categories and diverse video consumption scenarios. Mr. Chen formulated the strategy of ‘community first’, and continuously investing in high-quality content. Under his leadership, Bilibili built a healthy and prosperous content ecosystem, which was crucial for the Company to stay attractive to young generations. At the same time, Mr. Chen led the construction of the Company’s diversified commercialization model, and guided the rapid development in multiple business areas.

Prior to joining the Company, Mr. Chen co-founded Cheetah Mobile Inc., a mobile internet company listed on the New York Stock Exchange (NYSE: CMCM). In 2009, Mr. Chen founded Beike Internet Security Co., Ltd. and served as its chief executive officer from 2009 to 2010. Prior to that, Mr. Chen served as general manager of Internet security research and development at Kingsoft Corporation Limited (SEHK: 03888), a leading software and internet service company listed on the Hong Kong Stock Exchange, from 2001 to 2008. Mr. Chen was named by Fortune Magazine as one of China’s “40 Under 40,” a list of the most influential people in business under the age of 40 in China. Mr. Chen received his bachelor’s degree from Chengdu University of Information Technology in 2001.

Mr. Yi Xu founded the Company’s website in 2009 (which culminated into the commencement of the Group’s commercial operations in 2011 and the founding of the Company in 2013) and has served as the Company’s director and president since December 2013. Mr. Xu has guided the technological development of the Company and played an instrumental role in developing various ground-breaking interactive features such as bullet chatting. Throughout the years, Mr. Xu has sought innovative ways to refine, and add new functions to, bullet chatting, which remains one of the most significant interactive features on the Company’s online platform. He has also contributed to constant design improvements of the user interface of the Company’s online platform. Mr. Xu has also been an opinion leader in the Company’s online community since the inception of the Company and led the prosperity of community culture among users, thereby strengthening a strong sense of belonging among users and fostering a vibrant “Bilibili” community. Mr. Xu received his associate degree from Beijing University of Posts and Telecommunications in 2010.

Ms. Ni Li has served as the Company’s chief operating officer since November 2014 and vice chairwoman of the Company’s board of directors since January 2015. Ms. Li oversees the Company’s overall operation of the platform’s business, building content ecosystem, commercialization, strategic investment, brand marketing, and etc. In the past two years, Ms. Li has built a strong business and operational team. Under her leadership, the team successfully produced blockbusters including Bilibili New Year’s Eve Gala event and Hou Lang, significantly enhancing Bilibili’s brand awareness and driving the user and revenue growth. Prior to joining the Company, Ms. Li was in charge of human resources operations at Cheetah Mobile (NYSE: CMCM) from 2013 to 2014. Previously, Ms. Li founded Goalcareer, a management consulting firm serving Fortune 500 companies and startups with a focus in the semiconductor, telecommunication and internet sectors, and worked as its chief executive officer from 2008 to 2012. Ms. Li received her bachelor’s degree in law from Lingnan Normal University in 2008.

You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiaries of such structure may not necessarily always be aligned with those of our shareholders as a whole, and that such beneficiaries will be in a position to exert significant influence over the affairs of our Company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. Prospective investors should make the decision to invest in the Company only after due and careful consideration. For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure.” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Public Offering and Listing in Hong Kong

We are offering 25,000,000 Class Z ordinary shares, par value US$0.0001 per share, as part of a Global Offering, consisting of an international offering of 24,250,000 Class Z ordinary shares offered hereby, and a Hong Kong public offering of 750,000 Class Z ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

We have applied to list our Class Z ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “9626.”

Fungibility and Conversion between ADSs and Class Z Ordinary Shares

In connection with our public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class Z ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class Z ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

In addition, all Class Z ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Conversion between ADSs and Class Z Ordinary Shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class Z ordinary shares on the Hong Kong Stock Exchange.”

Corporation Information

Our principal executive offices are located at Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District, Shanghai, People’s Republic of China. Our telephone number at this address is +86 21-25099255. Our registered office in the Cayman Islands is located at office of Walkers Corporate Limited, 190 Elgin Avenue, George Town, George Town, Grand Cayman KY1-9008, Cayman Islands.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://ir.bilibili.com/.

Impact of COVID-19 and Recent Developments

The COVID-19 pandemic has had, and may continue to have, a significant impact on our operations and financial results. The COVID-19 pandemic has caused delays in the delivery of the merchandise sold on our platform to the customers in the first quarter of 2020. The delivery has been gradually recovering since the second quarter of 2020. We have experienced a significant increase in the size and engagement of our active user base during the first quarter of 2020 partly due to the shelter-in-place restrictions in China, and we have been able to maintain the momentum of user acquisition and engagement in other quarters of 2020. Our MAU increased by 18% from the second quarter to the fourth quarter of 2020 as COVID-19 subsided. In China, business activities have largely resumed, governmental emergency measures have been significantly relaxed, and the general economy is gradually recovering. Recently, there has been an increasing number of confirmed COVID-19 cases in multiple cities in China. The Chinese government may again take measures to keep COVID-19 in check, and we may have to adjust various aspects of our operations. There remain significant uncertainties surrounding COVID-19 and its further development as a global pandemic, including the effectiveness of vaccine programs. The extent of any business disruption and the related impact on our financial results and outlook cannot be reasonably estimated at this time. See also “Item 3.D. Key Information—Risk Factors—Risks Related to Our Business and Industry—We face risks related to natural disasters, health epidemics and other outbreaks, such as the COVID-19 pandemic, which could significantly disrupt our operations” in our 2020 Form 20-F.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the Holding Foreign Companies Accountable Act, or the Act, has been signed into law in December 2020. In essence, the Act requires the SEC to prohibit foreign companies from having its securities traded on U.S. securities exchanges or “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us. See also “Risks Related to Our Business and Industry—Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on March 16, 2021.

In November 2020, the NRTA promulgated the Notice on Strengthening the Management of Online Show Live Broadcasting and E-commerce Live Broadcasting (“Notice 78”), which sets forth registration requirements for platforms providing online show live broadcasting or e-commerce live broadcasting as well as requirements for certain live broadcasting businesses with respect to real-name registration, limits on user spending on virtual gifting, restrictions on minors on virtual gifting, live broadcasting review personnel requirements, content tagging requirements, and other requirements. During the Track Record Period, we generated a portion of our revenues from live broadcasting. We are still in the process of obtaining further guidance from regulatory authorities and evaluating the applicability and effect of the various requirements under Notice 78 on our business. For more information, see “Item 3.D. Key Information—Risk Factors—Risks Related to Our Business—We face uncertainties with respect to the enactment, interpretation and implementation of Notice 78.” and “Item 4.B. Business Overview—Regulation—Regulations Related to Online Live Broadcasting Services” and “Item 4.B. Business Overview—Content Management And Review” in our 2020 Form 20-F.

On February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, or the Guideline, which became effective on the same day, aiming at enhancing anti-monopoly administration on businesses that operate under the platform model and the overall platform economy. The Guideline aims at specifying some of the circumstances under which an activity of internet platforms may be identified as monopolistic act as well as setting out merger controlling filing procedures involving variable interest entities. As of the date of this prospectus supplement, we have not been subject to any regulatory actions or investigations in connection with anti-monopoly and as advised by Tian Yuan Law Firm, our counsel as to PRC law, we do not expect that the Guideline will have a material impact on our business.

We established an entity in Shanghai China together with Zhuhai Hengqin Wangfu Project Investment LLP (or “Wangfu”), an independent third party, and two entities controlled by Mr. Rui Chen and Ms. Ni Li, respectively (the “Management Entities”), to acquire the land use rights for a parcel of land in Shanghai. The governmental designated usage of this parcel is primarily for office space and commercial purposes. We hold 30.01% of the shares of the entity, Wangfu holds 45%, and the Management Entities collectively hold the remaining 24.99% of the shares. The total investment for the acquisition of land use rights is estimated to be approximately RMB8.1 billion. Pursuant to the shareholders agreement among the shareholders of the entity, we have committed to funding the acquisition of land use rights up to RMB1.2 billion, of which RMB975 million has been made and the remaining is expected to be made before March 31, 2021.

THE GLOBAL OFFERING

Public Offering Price	HK$ , or US$ , per Class Z ordinary share

The Global Offering	We are offering 25,000,000 Class Z ordinary shares in the Global Offering, consisting of an international offering of 24,250,000 Class Z ordinary shares offered hereby, and a Hong Kong public offering of 750,000 Class Z ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see “Underwriting.”

Option to Purchase Additional Class Z Ordinary Shares	We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 3,750,000 Class Z ordinary shares at public offering price. Morgan Stanley Asia Limited, through its affiliate Morgan Stanley & Co. International plc expects to enter into a borrowing arrangement with Profound Surplus Limited to facilitate the settlement of over-allocations.

Class Z Ordinary Shares Outstanding Immediately After the Global Offering	293,594,887 Class Z ordinary shares (or 297,344,887 Class Z ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class Z ordinary shares), excluding Class Z ordinary shares issuable upon the exercise of options outstanding under our share incentive plans as of the date of this prospectus supplement.

Use of Proceeds	We estimate that we will receive net proceeds from the Global Offering of approximately HK$24,332.20 million, or US$3,132.67 million (or approximately HK$27,992.06 million, or US$3,603.86 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class Z ordinary shares), based on an assumed offer price for the international offering and the Hong Kong public offering of HK$988.00, or US$127.20, per Class Z ordinary share (equivalent to US$127.20 per ADS), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. No fees or other remuneration will be paid by the underwriters to us or Profound Surplus Limited for the loan of the Class Z ordinary shares discussed above in “Option to Purchase Additional Class Z Ordinary Shares.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

•	approximately 50% for our content;

•	approximately 20% for research and development;

•	approximately 20% for sales and marketing, primarily to fuel our user growth and to raise our brand awareness; and

•	approximately 10% for general corporate purposes and working capital needs.

See “Use of Proceeds” and “Principal Shareholders” for more information.

Lock-up	We, our directors and executive officers, Vanship Limited, Windforce Limited, Kami Sama Limited and Saber Lily Limited have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days following the price determination date, subject to certain exceptions. See “Shares Eligible for Future Sales” and “Underwriting” for more information.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-18 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class Z ordinary shares.

Proposed Hong Kong Stock Exchange Code for the Class Z Ordinary Shares	9626

Conflicts of Interest	US Tiger Securities, Inc. is an underwriter in this offering, which shares a common director/officer with us, and as such may be deemed to be under common control with us and have a deemed “conflict of interest” within the meaning of the Financial Industry Regulatory Authority, Inc., or FINRA, Rule 5121(f)(5)(B). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121(a)(1)(B).

Payment and Settlement	The underwriters expect to deliver the Class Z ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around , 2021.

RISK FACTORS

Any investment in our Class Z ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the Class Z ordinary shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on March 16, 2021, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in our 2020 Form 20-F, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

RISKS RELATED TO OUR SHARES, OUR ADS AND THE LISTING

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange

As we are applying for a listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Our memorandum and articles of association are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. As we are seeking a listing under Chapter 19C as a Non-Grandfathered Greater China Issuer with a dual class voting structure, our memorandum and articles of association must comply with the articles requirements set out in Chapter 8A of, and Appendices 3 and 13 to, the Hong Kong Listing Rules unless waived by the Hong Kong Stock Exchange. We will put forth resolutions to our shareholders at an extraordinary general meeting to be convened in September 2021 to amend certain provisions of our Articles in order to comply with the relevant Hong Kong Listing Rules.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our Class Z ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and memorandum and articles of association and we may incur of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our Class Z ordinary shares can be, volatile, regardless of our operating performance, which could result in substantial losses to holders of our Class Z ordinary shares and/or the ADSs.

The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our Class Z ordinary shares, likewise, can be volatile for similar or different reasons. For example, the trading price of our ADSs ranged from US$19.25 to US$95.71 per ADS in 2020. The trading price of our listed securities is likely to remain volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with operations located mainly in China that have listed their securities in the United States and/or Hong Kong. In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new product and service offerings, solutions and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our products and services or our industry;

•	additions or departures of key personnel;

•	releases at any time, in some cases without notice, of lock-up or other transfer restrictions on our outstanding ordinary shares, ADSs or other equity related securities;

•	sales of additional ADSs or other equity-related securities in the public markets, or issuance of ADSs upon conversion of convertible senior notes issued by us, or the perception of these events; and

•	actual or potential litigation or regulatory investigations.

Substantial future sales or perceived potential sales of our Class Z ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class Z ordinary shares and/or ADSs to decline

Sales of our Class Z ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our Class Z ordinary shares and/or ADSs to decline significantly. All of our Class Z ordinary shares represented by ADSs were freely transferable by persons other than our affiliates without restriction or additional registration under the U.S. Securities Act. The Class Z ordinary shares held by our affiliates are also available for sale, subject to volume and other restrictions as applicable under Rule 144 of the U.S. Securities Act, under trading plans adopted pursuant to Rule 10b5-1 or otherwise.

Divesture in the future of our Class Z ordinary shares and/or ADSs by shareholders, the announcement of any plan to divest our Class Z ordinary shares and/or ADS, or hedging activity by third-party financial institutions in connection with similar derivative or other financing arrangements entered into by shareholders, could cause the price of our Class Z ordinary shares and/or ADSs to decline.

Furthermore, although all of our directors and executive officers have agreed to a lock-up of their Class Z ordinary shares, any major disposal of our Class Z ordinary shares and/or ADSs by any of them upon expiration of the relevant lock-up periods (or the perception that these disposals may occur upon the expiration of the lock-up period) may cause the prevailing market price of our Class Z ordinary shares and/or ADSs to fall which could negatively impact our ability to raise equity capital in the future.

We may need additional capital, and the sale of additional Class Z ordinary shares and/or ADSs or other equity securities could result in additional dilution to our shareholders, and the incurrence of additional indebtedness could increase our debt obligations.

We may require additional cash resources due to changed business conditions, strategic acquisitions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity and equity-linked securities could result in additional dilution to our shareholders. The sale of substantial amounts of our ADSs (including upon conversion of the concurrently offered convertible senior notes) could dilute the interests of our shareholders and ADS holders and adversely impact the trading price of our ADSs. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The dual-class structure of our ordinary shares may adversely affect the trading market for the Class Z ordinary shares and/or ADSs.

S&P Dow Jones and FTSE Russell have recently announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our ADSs representing Class Z ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our ADSs. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our ADSs.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

We have adopted a dual-class voting structure such that our ordinary shares consist of Class Z ordinary shares and Class Y ordinary shares. Based on our dual-class voting structure, in respect of matters requiring a shareholders’ vote, holders of Class Z ordinary shares will be entitled to one vote per share, while holders of Class Y ordinary shares will be entitled to ten votes per share. Due to the disparate voting powers attached to these two classes of ordinary shares, three of our directors, Rui Chen, Yi Xu and Ni Li, beneficially own all of our issued Class Y ordinary shares. As of January 31, 2021, these Class Y ordinary shares in aggregate constitute approximately 24% of our total issued and outstanding ordinary shares and approximately 76% of the aggregate voting power of our total issued and outstanding ordinary shares. They may take actions that are not aligned with the interests of our shareholders, including our ADS holders. In addition, the significant concentration of share ownership may adversely affect the trading price of our Class Z ordinary shares and/or ADSs due to investors’ perception that conflicts of interest may exist or arise.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class Z ordinary shares and/or ADSs, the trading price for our Class Z ordinary shares and/or ADSs and trading volume could decline.

The trading market for our Class Z ordinary shares and/or ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class Z ordinary shares and/or ADSs, the trading price for our Class Z ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume for our Class Z ordinary shares and/or ADSs to decline.

The sales or availability for sales of substantial amounts of our listed securities could adversely affect their trading price.

Sales of substantial amounts of our Class Z ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could adversely affect the trading price of our listed securities and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the trading price of our Class Z ordinary shares and/or ADSs.

Because we do not expect to pay dividends in the foreseeable future, investors must rely on price appreciation of our Class Z ordinary shares and/or ADSs for return on their investments.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, investors should not rely on an investment in our Class Z ordinary shares and/or ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return to the holders of our Class Z ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class Z ordinary shares and/or ADSs. There is no guarantee that our listed securities will appreciate in value or even maintain the price at which the investors purchased these securities. Investors may not realize a return on their investment in our Class Z ordinary shares and/or ADSs and may even lose their entire investment.

Our shareholders may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Class Z ordinary shares and/or ADSs.

Under the Enterprise Income Tax Law of the People’s Republic of China (the “PRC Enterprise Income Tax Law”) and its implementation rules, subject to any applicable tax treaty or similar arrangement between China and the jurisdiction of residence of the holders of our Class Z ordinary shares and/or ADSs that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of ADSs or ordinary shares by such non-PRC resident enterprise investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within China, unless a tax treaty or similar arrangement provides otherwise. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by such investors on the transfer of ADSs or ordinary shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and similar arrangements and PRC laws. Although substantially all of our business operations are in China, it is unclear whether dividends we pay with respect to our Class Z ordinary shares or ADSs, or the gain realized from the transfer of our Class Z ordinary shares or ADSs, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we were considered a PRC resident enterprise, as described above. See “Item 4.D. Key Information—Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.” in our 2020 Form 20-F. If PRC income tax were imposed on gains realized through the transfer of our ADSs or on dividends paid to our non-PRC resident investors, the value of the investment in our Class Z ordinary shares and/or ADSs may be materially and adversely affected. Furthermore, the holders of our Class Z ordinary shares and/or ADSs whose jurisdictions of residence have tax treaties or similar arrangements with China may not qualify for benefits under such tax treaties or arrangements.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class Z ordinary shares or ADSs.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Although the law in this regard is unclear, we intend to treat our VIEs as being owned by us for U.S. federal income tax purposes, not only because we exercise effective control over the operation of these entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements.

Assuming that we are the owner of our VIEs for U.S. federal income tax purposes, and based on our current and expected income and assets (taking into account our current market capitalization and the proceeds from this offering), we do not believe we were a PFIC for the taxable year ended December 31, 2020 and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our ADSs or Class Z ordinary shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our ADSs or Class Z ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, including the proceeds from this offering. In addition, if it were determined that we do not own the stock of our VIEs for U.S. federal income tax purposes, our risk of being a PFIC may substantially increase.

If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of the ADSs or Class Z Class Z ordinary shares and on the receipt of distributions on the ADSs or Class Z ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under U.S. federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our ADSs or Class Z ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or Class Z ordinary shares.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class Z ordinary shares and ADSs.

The memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the Class Y ordinary shares. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class Z ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class Z ordinary shares and/or ADSs may fall and the voting and other rights of the holders of our Class Z ordinary shares and ADSs may be materially and adversely affected.

Our shareholders may face difficulties in protecting their interests, and the ability to protect their rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company limited by shares registered under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (2021 Revision) of the Cayman Islands (as revised from time to time), or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States or Hong Kong. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States or a court in Hong Kong.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States and Hong Kong. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers or companies incorporated in Hong Kong.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States or Hong Kong.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, a majority of our directors and senior management named in this document reside outside the United States or Hong Kong. Substantially all of the assets of these persons are located outside the United States or Hong Kong. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the United States or Hong Kong in the event that such shareholders believe that their rights have been infringed under the U.S. federal securities laws, Hong Kong laws, or otherwise. Even if such shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render such shareholders unable to enforce a judgment against our assets or the assets of our directors and officers.

Holders of our ADSs may have fewer rights than holders of our Class Z ordinary shares and must act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights as our shareholders and may only exercise the voting rights with respect to the underlying Class Z ordinary shares represented by the ADSs in accordance with the provisions of the deposit agreement. Holders of ADSs may not call a shareholders’ meeting, and do not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. Under our memorandum and articles of association, the minimum notice period required to convene a general meeting is 10 days. We undertake that we will provide at least 21 days’ notice for annual general meetings and at least 14 days’ notice for any other general meetings after the Listing and put forth a resolution at an extraordinary general meeting to be convened in September 2021 to amend our memorandum and articles of association, so that the minimum notice period required to convene annual general meetings will be changed to 21 days and other general meetings 14 days. Under the deposit agreement, ADS holders must vote by giving voting instructions to the depositary. If we ask for ADS holders’ instructions, then upon receipt of such voting instructions, the depositary will try to vote the underlying Class Z ordinary shares in accordance with these instructions. If we do not instruct the depositary to ask for ADS holders’ instructions, the depositary may still vote in accordance with instructions given by ADS holders, but it is not required to do so. ADS holders will not be able to directly exercise their rights to vote with respect to the underlying Class Z ordinary shares represented by the ADSs unless they withdraw the Class Z ordinary shares and become the registered holders of such Class Z ordinary shares prior to the record date for the general meeting.

When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit withdrawal of the underlying Class Z ordinary shares represented by their ADSs to allow them to cast their votes with respect to any specific matter. If we ask for ADS holders’ instructions, the depositary will notify ADS holders of the upcoming vote and will arrange to deliver our voting materials to the ADS holders. We have agreed to give the depositary at least 30 business days’ prior notice of our shareholder meetings. Nevertheless, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of ADSs in a timely manner, but we cannot assure that holders of ADSs will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and may lack recourse if the underlying Class Z ordinary shares represented by their ADSs are not voted as they requested.

Our ADS holders may be subject to limitations on transfer of their ADSs.

In certain cases, our ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the relevant deposit agreement, or for any other reason.

We incur increased costs as a result of being a public company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the New York Stock Exchange, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. As we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We will also incur additional costs as a result of the Listing on the Hong Kong Stock Exchange. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may be involved in class action lawsuits in the United States in the future. Such lawsuits could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the lawsuits. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Class Z ordinary shares and/or ADSs.

Upon the Listing, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class Z ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Class Z ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class Z ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Class Z ordinary shares after the Global Offering.

Exchange between our Class Z ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our Class Z ordinary shares may deposit Class Z ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying Class Z ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class Z ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class Z ordinary shares on the Hong Kong Stock Exchange and our ADSs on the Nasdaq may be adversely affected.

The time required for the exchange between our Class Z ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class Z ordinary shares into ADSs involves costs.

There is no direct trading or settlement between the Nasdaq and the Hong Kong Stock Exchange on which our ADSs and our Class Z ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances or other factors may delay the deposit of Class Z ordinary shares in exchange for ADSs or the withdrawal of Class Z ordinary shares underlying the ADSs.

Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange for Class Z ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class Z ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Class Z ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

RISKS RELATED TO THE GLOBAL OFFERING

An active trading market for our Class Z ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class Z ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class Z ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq might not be indicative of those of our Class Z ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class Z ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class Z ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with dual-class voting structure to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class Z ordinary shares of our Company, a company with dual-class voting structure with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class Z ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Class Z ordinary shares and therefore may limit the liquidity of the trading of our Class Z ordinary shares on the Hong Kong Stock Exchange.

During the period between pricing and trading of our Class Z ordinary shares in connection with this offering, the price of our ADSs traded on Nasdaq may fall, which could result in a fall in the price of our Class Z ordinary shares to be traded on the Hong Kong Stock Exchange.

The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Class Z ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Class Z ordinary shares during that period. Accordingly, holders of our Class Z ordinary shares are subject to the risk that the trading price of our Class Z ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class Z ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and the listing of our Class Z ordinary shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of Class Z ordinary shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class Z ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class Z ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class Z ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class Z ordinary shares and/or ADSs may be affected.

Purchasers of our Class Z ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional Class Z ordinary shares in the future.

The initial public offer price of our Class Z ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding Class Z ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our Class Z ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional Class Z ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our Class Z ordinary shares may experience further dilution in terms of the net tangible asset value per Share if we issue additional Class Z ordinary shares in the future at a price that is lower than the net tangible asset value per Share.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of operations and comprehensive loss data and selected consolidated statements of cash flow data presented below for the years ended December 31, 2018, 2019 and 2020 and our selected consolidated balance sheet data as of December 31, 2018, 2019 and 2020. The selected consolidated statements of operations and comprehensive loss data for the years ended December 31, 2018, 2019 and 2020, selected consolidated balance sheets data as of December 31, 2018, 2019 and 2020 and selected consolidated cash flow data for the years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2020 and as of December 31, 2018, 2019 and 2020 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and our current report on Form 6-K furnished to the SEC on March 16, 2021. Our historical results do not necessarily indicate results expected for any future periods.

	For the Year Ended December 31,
	2018		2019		2020
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Net revenues	4,128,931	100.0%	6,777,922	100.0%	11,998,976	1,838,924	100.0%
Cost of revenues(1)	(3,273,493)	(79.3)%	(5,587,673)	(82.4)%	(9,158,800)	(1,403,648)	(76.3)%

Gross profit	855,438	20.7%	1,190,249	17.6%	2,840,176	435,276	23.7%
Operating expenses:
Sales and marketing expenses(1)	(585,758)	(14.2)%	(1,198,516)	(17.7)%	(3,492,091)	(535,186)	(29.1)%
General and administrative expenses(1)	(461,165)	(11.2)%	(592,497)	(8.7)%	(976,082)	(149,592)	(8.1)%
Research and development expenses(1)	(537,488)	(13.0)%	(894,411)	(13.2)%	(1,512,966)	(231,872)	(12.6)%

Total operating expenses	(1,584,411)	(38.4)%	(2,685,424)	(39.6)%	(5,981,139)	(916,650)	(49.8)%

Loss from operations	(728,973)	(17.7)%	(1,495,175)	(22.0)%	(3,140,963)	(481,374)	(26.1)%
Other income/(expenses):
Investment income, net (including impairments)	96,440	2.3%	96,610	1.4%	28,203	4,322	0.2%
Interest income	68,706	1.7%	162,782	2.4%	83,301	12,766	0.7%
Interest expense	—	—	(46,543)	(0.7)%	(108,547)	(16,636)	(0.9)%
Exchange (losses)/gains	(1,661)	0.0%	(11,789)	(0.2)%	41,717	6,393	0.3%
Others, net	26,455	0.6%	26,412	0.4%	95,641	14,660	0.8%

Loss before tax	(539,033)	(13.1)%	(1,267,703)	(18.7)%	(3,000,648)	(459,869)	(25.0)%
Income tax	(25,988)	(0.6)%	(35,867)	(0.5)%	(53,369)	(8,180)	(0.4)%

Net loss	(565,021)	(13.7)%	(1,303,570)	(19.2)%	(3,054,017)	(468,049)	(25.4)%

Note:
(1)	Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)
Cost of revenues	28,173	23,281	37,087	5,684
Sales and marketing expenses	11,499	14,269	40,808	6,254
General and administrative expenses	102,544	68,497	181,753	27,855
Research and development expenses	38,977	66,503	126,250	19,349

Total	181,193	172,550	385,898	59,142

	As of December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)

Current assets
Cash and cash equivalents	3,540,031	4,962,660	4,678,109	716,952
Time deposits	749,385	1,844,558	4,720,089	723,385
Accounts receivable, net	324,392	744,845	1,053,641	161,478
Amount due from related parties	—	195,290	164,732	25,246
Prepayments and other current assets	990,851	1,315,901	1,765,787	270,619
Short-term investments	945,338	1,260,810	3,357,189	514,511

Total current assets	6,549,997	10,324,064	15,739,547	2,412,191

Non-current assets
Intangible assets, net	1,419,435	1,657,333	2,356,959	361,220
Goodwill	941,488	1,012,026	1,295,786	198,588
Long-term investments, net	979,987	1,251,129	2,232,938	342,213
Total non-current assets	3,940,039	5,192,503	8,126,061	1,245,375

Total assets	10,490,036	15,516,567	23,865,608	3,657,566

Current liabilities
Accounts payable	1,307,598	1,904,042	3,074,298	471,157
Salary and welfare payable	246,815	355,936	734,376	112,548
Taxes payable	38,505	67,856	127,192	19,493
Short-term loans	—	—	100,000	15,326
Deferred revenue	985,143	1,369,000	2,118,006	324,599
Accrued liabilities and other payables	670,442	575,763	1,237,676	189,682
Amount due to related parties	50,331	—	—	—

Total current liabilities	3,298,834	4,272,597	7,391,548	1,132,805

Long-term debt	—	3,414,628	8,340,922	1,278,302

Total liabilities	3,298,834	7,880,107	16,083,404	2,464,891

Net current assets	3,251,163	6,051,467	8,347,999	1,279,386
Net assets	7,191,202	7,636,460	7,782,204	1,192,675
Noncontrolling interests	240,406	583,976	182,004	27,893

Total liabilities and shareholders’ equity	10,490,036	15,516,567	23,865,608	3,657,566

	For the Year Ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Cash Flows Data:
Net cash provided by operating activities	737,286	194,551	753,103	115,418
Net cash used in investing activities	(3,196,394)	(3,958,277)	(8,906,821)	(1,365,029)
Net cash provided by financing activities	4,974,810	5,078,842	8,335,419	1,277,458
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies	261,447	107,513	(466,252)	(71,456)

Net increase/(decrease) in cash and cash equivalents	2,777,149	1,422,629	(284,551)	(43,609)
Cash and cash equivalents at beginning of the year	762,882	3,540,031	4,962,660	760,561

Cash and cash equivalents at end of the year	3,540,031	4,962,660	4,678,109	716,952

IMPACT OF COVID-19 ON OUR OPERATIONS AND FINANCIAL PERFORMANCE

A substantial majority of our revenues and workforce are concentrated in China. In early 2020, to contain the spread of COVID-19, the Chinese government had taken certain emergency measures, including extension of the Lunar New Year holidays, implementation of travel bans, blockade of certain roads and closure of factories and businesses. These emergency measures have been significantly relaxed by the Chinese government as of the date of this document. However, there has been occasional outbreaks of COVID-19 in various cities in China, and the Chinese government may again take measures to keep COVID-19 in check. The COVID-19 pandemic has caused delays in the delivery of the merchandise sold on our platform to the customers in the first quarter of 2020. The delivery has been gradually recovering since the second quarter of 2020. We have experienced a significant increase in the size and engagement of our active user base during the first quarter of 2020 partly due to the shelter-in-place restrictions in China, and we have been able to maintain the momentum of user acquisition and engagement in other quarters of 2020. Our MAU increased by 18% from the second quarter to the fourth quarter of 2020 as COVID-19 subsided. However, there remain significant uncertainties surrounding COVID-19 and its further development as a global pandemic. Hence, the extent of the business disruption and the related impact on our financial results and outlook cannot be reasonably estimated at this time. See also “Item 4.D. Key Information—Risk Factors—Risks Related to Our Business and Industry—We face risks related to natural disasters, health epidemics and other outbreaks, such as the COVID-19 pandemic, which could significantly disrupt our operations.” in our 2020 Form 20-F.

As of December 31, 2020, our cash and cash equivalents, time deposits, as well as short-term investments were RMB12.8 billion (US$2.0 billion). Our principal sources of liquidity have been cash generated from operating activities, as well as the proceeds we received from our public offerings of ordinary shares and other financing activities. We believe this level of liquidity is sufficient to successfully navigate at least twelve months of uncertainty.

USE OF PROCEEDS

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about March 23, 2021. The maximum offer price for the Hong Kong public offering is HK$988.00, or US$127.20, per Class Z ordinary share (equivalent to US$127.20 per ADS). Assuming (i) the offering price is HK$988.00 per Class Z ordinary share, (ii) initially 24,250,000 Class Z ordinary shares are allocated to the international offering and (iii) initially 750,000 Class Z ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$24,332.20 million, or US$3,132.67 million (or approximately HK$27,992.06 million, or US$3,603.86 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class Z ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in “Underwriting.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

(a)

approximately 50% (approximately HK$12,166.10 million, assuming the Overallotment Option is not exercised) for our content to support our healthy and high-quality user growth, ever-growing content ecosystem and development of our community, including but not limited to:

•

continue to broaden and enrich our content offerings to grow our user base and attract wider user demographics, including (i) acquisition and investment in products, services and businesses with content that are complementary to our existing library to achieve synergies and (ii) production of premium content that will effectively convert our users to paying users, such as Chinese anime and variety shows;

•

continue to seek for strategic partnerships or alliances with reputable domestic and overseas industry players to address user needs and strengthen our position and our user-centric commercialization capabilities; and

•

continue to provide support and infrastructure such as effective incentive mechanisms and more video editing tutorials and tools to incentivize and reward our content creators by various measures to maximize their influence and enable them to create more engaging content easily, and help their high-quality content reach a broad number of users. We will continue to improve our user experience with diverse and high-quality content, respect and reward quality content creation, to reinforce our ever-growing content ecosystem and implement our community first strategy;

(b)

approximately 20% (approximately HK$4,866.44 million, assuming the Overallotment Option is not exercised) for research and development to improve our user experience and strengthen our user-centric commercialization capabilities. We will continue to invest in and develop our technologies, particularly,

•

AI and big data analytics, for real-time processing and analyzing user data with accuracy and stability and managing content by recognizing and analyzing patterns and connections; also to recommend relevant content, including videos, live broadcasting programs, and other products and services that fit to users’ interests and needs. We see this as a key driver to our business growth for better understanding of our users and enhance our content recommendations for growing user base and engagement, preserve our community culture and improve our commercialization capabilities eventually;

•	cloud technology, to manage our operational cost for storage and computing capabilities and bandwidth to enhance the functionalities of its web video player, store and support a massive volume of data generated on our platform every day, and run algorithms to produce content recommendations;

•

IT infrastructure to support the growth in our user base and traffic as well as ever-growing content ecosystem, especially our proprietary Content distribution network, or CDN system to enhance network efficiency by managing and optimizing the workload of the servers through real-time optimization and distribution;

•

self-developed games, to continue to build up our own team to develop more in-house games, based on content, themes, cultural characteristics and features that appeal to users in our communities. We may also develop games based on our self-owned IPs originated from Bilibili produced content such as anime; and

•	we also plan to attract, train and retain and incentivize more research and development talents for these purposes;

(c)

approximately 20% (approximately HK$4,866.44 million, assuming the Overallotment Option is not exercised) for sales and marketing, primarily to fuel our user growth and to raise our brand awareness, including:

•

continue to invest in healthy and high quality user growth, which is the foundation for our growing community and user-centric commercialization, as we see substantial opportunity for user growth under the rapid videolization trend; including (i) invest in raising our brand awareness and perception by conducting online and offline brand promotions and other marketing activities to attract users across wider demographics, such as distributing our content and brand campaigns across various channels and platforms; (ii) acquire users through targeted channel acquisitions such as app stores and advertisements and feed-based advertisements, and closely monitor the effectiveness of our spending and healthiness of our ecosystem;

(d)	approximately 10% (approximately HK$2,433.22 million, assuming the Overallotment Option is not exercised) for general corporate purposes and working capital needs.

If the net proceeds from the Global Offering are not immediately used for the purposes described above, and to the extent permitted by applicable law and regulations, we intend to place them on short-term deposit with licensed banks and/or authorized financial institutions.

In using the proceeds from our issuance and sale of the Class Z ordinary shares, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiaries in China only through loans or capital contributions and to other subsidiaries in China and our consolidated affiliated entities only through loans, subject to the approval of or applicable registration with government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to these subsidiaries to fund their capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiaries, we need to submit modification report through the enterprise registration system to the PRC Ministry of Commerce or its local counterparts. If we provide funding to any of our wholly foreign-owned subsidiaries through loans, the total amount of such loans cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of the offering of equity securities and notes to make loans to our PRC subsidiaries and our VIEs and their subsidiaries, or to make additional capital contributions to our PRC subsidiaries” in our 2020 Form 20-F, which is incorporated by reference into the accompanying prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2020:

•	on an actual basis;

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 25,000,000 Class Z ordinary shares, resulting in estimated net proceeds of HK$24,332.20 million (US$3,132.67 million), based on the assumed offer price of HK$988.00 or US$127.20, per Class Z ordinary share (equivalent to US$127.20 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional Class Z ordinary shares and (ii) no adjustment to the allocation of Class Z ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F.

	As of December 31, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	In thousands, except for share data
Borrowings and indebtedness
Short-term loans	100,000	15,326	100,000	15,326
Long-term debt	8,340,922	1,278,302	8,340,922	1,278,302

Total borrowings and indebtedness	8,440,922	1,293,628	8,440,922	1,293,628

Shareholders’ equity
Ordinary shares:
Class Y Ordinary Shares (US$0.0001 par value; 100,000,000 shares authorized; 83,715,114 shares issued and outstanding; 83,715,114 shares issued and outstanding on an as adjusted basis)	52	8	52	8
Class Z Ordinary Shares (US$0.0001 par value; 9,800,000,000 shares authorized; 271,507,165 shares issued and 268,204,838 shares outstanding; 296,507,165 shares issued and 293,204,838 shares outstanding on an as adjusted basis)	172	26	188	28
Additional paid-in capital	14,616,302	2,240,046	35,092,536	5,373,940
Statutory reserves	17,884	2,741	17,884	2,741
Accumulated other comprehensive income	141,129	21,629	141,129	21,629

Accumulated deficit	(7,175,339)	(1,099,668)	(7,183,339)	(1,100,892)

Total Bilibili Inc.’s shareholders’ equity	7,600,200	1,164,782	28,068,450	4,297,454

Noncontrolling interests	182,004	27,893	182,004	27,893

Total shareholders’ equity	7,782,204	1,192,675	28,250,454	4,325,347

Total capitalization	16,223,126	2,486,303	36,691,376	5,618,975

(1)

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7672 to US$1.00 and HK$1.1888 to RMB1.00, the respective exchange rate on March 9, 2021 as set forth in the release from The People’s Bank of China Monetary Policy Department. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Capitalization” section were made at RMB6.5250 to US$1.00, the exchange rate in effect as of December 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

DILUTION

If you invest in our Class Z ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class Z ordinary share and our as adjusted net tangible book value per Class Z ordinary share after the Global Offering. Dilution results from the fact that the public offering price per Class Z ordinary share is substantially in excess of the net tangible book value per Class Z ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of December 31, 2020 was approximately RMB3,116.8 million (US$477.7 million), or RMB8.86 (US$1.36) per Class Z ordinary share as of that date, and RMB8.86 (US$1.36) per ADS. Net tangible book value represents the amount of our total consolidated assets, excluding intangible assets, goodwill, production cost, prepaid content cost and jointly invested content cost, less the amount of our total consolidated liabilities and noncontrolling interests. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of Class Z ordinary shares in the Global Offering at an assumed offer price of HK$988.00, or US$127.20, per Class Z ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class Z ordinary share, and assuming the underwriters do not exercise their option to purchase additional Class Z ordinary shares.

Without taking into account any other changes in net tangible book value after December 31, 2020, other than to give effect to the issuance and sale by us of Class Z ordinary shares in the Global Offering at an assumed offer price of HK$988.00, or US$127.20, per Class Z ordinary share, assuming no adjustment to the allocation of Class Z ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the underwriters do not exercise their option to purchase additional Class Z ordinary shares, our as adjusted net tangible book value as of December 31, 2020 would have been US$3,610.3 million, or US$9.58 per outstanding Class Z ordinary share and US$9.58 per ADS. This represents an immediate increase in net tangible book value of US$8.22 per Class Z ordinary share and US$8.22 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$117.62 per Class Z ordinary share and US$117.62 per ADS to investors purchasing Class Z ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Class Z ordinary Share	Per ADS
	US$	US$
Actual net tangible book value as of December 31, 2020	1.36	1.36
As adjusted net tangible book value after giving effect to the Global Offering	9.58	9.58
Assumed public offering price	127.20	127.20
Dilution in net tangible book value to new investors in the Global Offering	117.62	117.62

The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class Z ordinary share.

A US$1.00 increase (decrease) in the assumed offer price of HK$988.00 , or US$127.20, per Class Z ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$24.7 million, the as adjusted net tangible book value per Class Z ordinary share and per ADS after giving effect to the Global Offering by US$0.07 per Class Z ordinary share and US$0.07 per ADS and the dilution in net tangible book value per Class Z ordinary share and per ADS to new investors in the Global Offering by US$0.93 per Class Z ordinary share and US$0.93 per ADS, assuming no change to the number of Class Z ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of Class Z ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 3,750,000 Class Z ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 92.4%, and the percentage of our ordinary shares held by new investors would be 7.6%.

The discussion and tables above do not reflect (i) any outstanding share options, (ii) any issuance of our ordinary shares and/or ADSs from December 31, 2020 to the date of this prospectus supplement, and (iii) any ordinary shares and/or ADSs repurchased by us under the share repurchase program from December 31, 2020 to the date of this prospectus supplement. As of December 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included awards to purchase an aggregate of 22,297,766 ordinary shares, excluding awards that were forfeited or cancelled after the relevant grant dates.

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7672 to US$1.00 and HK$1.1888 to RMB1.00, the respective exchange rate on March 9, 2021 as set forth in the release from The People’s Bank of China Monetary Policy Department. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Regulation—Regulations Related to Dividend Distributions.”

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class Z ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class Z ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to Class Z ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

UNDERWRITING (CONFLICTS OF INTEREST)

The Global Offering

The offering of our Class Z ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:

•

the offering of initially 750,000 Class Z ordinary shares (subject to reallocation) in Hong Kong (the “Hong Kong offer shares”) as described in “— The Hong Kong public offering” below, which we refer to as the “Hong Kong public offering”; and

•

the offering of initially 24,250,000 Class Z ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional Class Z ordinary shares mentioned below) (the “international offer shares” and together with the Hong Kong offer shares, the “Offer Shares”), which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class Z ordinary shares sold in the United States, as well as for Class Z ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

Morgan Stanley Asia Limited, Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities (Asia Pacific) Limited and UBS AG Hong Kong Branch are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong underwriters, have severally agreed to apply or procure applications for the number of Class Z ordinary shares indicated below.

Hong Kong Underwriters	Number of Class Z Ordinary Shares
Morgan Stanley Asia Limited
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities (Asia Pacific) Limited
UBS AG Hong Kong Branch
China International Capital Corporation Hong Kong Securities Limited
Merrill Lynch (Asia Pacific) Limited
Credit Suisse (Hong Kong) Limited
CLSA Limited
Haitong International Securities Company Limited
CMB International Capital Limited
CCB International Capital Limited
Guotai Junan Securities (Hong Kong) Limited
Futu Securities International (Hong Kong) Limited
Wellington Financial Limited

Total:	750,000

Under the terms and subject to the conditions in the international underwriting agreement (as defined below), the international underwriters for whom Morgan Stanley & Co. International plc, Goldman Sachs (Asia)

L.L.C., J.P. Morgan Securities (Asia Pacific) Limited and UBS AG Hong Kong Branch are acting as the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class Z ordinary shares indicated below:

International Underwriters	Number of Class Z Ordinary Shares
Morgan Stanley & Co. International plc
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities plc
UBS AG Hong Kong Branch
China International Capital Corporation Hong Kong Securities Limited
Merrill Lynch (Asia Pacific) Limited
Credit Suisse (Hong Kong) Limited
CLSA Limited
Haitong International Securities Company Limited
CMB International Capital Limited
CCB International Capital Limited
Guotai Junan Securities (Hong Kong) Limited
Futu Securities International (Hong Kong) Limited
US Tiger Securities, Inc.
Wellington Financial Limited

Total:	24,250,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

Upon the closing of the Global Offering, we will have 293,594,887 outstanding Class Z ordinary shares, or 297,344,887 outstanding Class Z ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares from us.

The underwriters propose to offer our Class Z ordinary shares at the public offering price listed on the cover page of this prospectus supplement. Subject to the conditions in the Hong Kong underwriting agreement and the international underwriting agreement, the underwriters are obligated, severally but not jointly, to take and pay for all of the Class Z ordinary shares offered hereby if any such shares are taken. The offering of our Class Z ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have applied to list our Class Z ordinary shares on the Hong Kong Stock Exchange under the stock code “9626.” The shares will be traded in board lots of 20 shares each. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “BILI.” Each ADS represents one Class Z ordinary share.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class Z ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Class Z ordinary shares initially offered

We are initially offering 750,000 Class Z ordinary shares for subscription by the public in Hong Kong at the Public Offer Price, representing 3% of the total number of Offer Shares initially available under the Global Offering. The number of Offer Shares initially offered under the Hong Kong Public Offering, subject to any reallocation of Offer Shares between the International Offering and the Hong Kong Public Offering, will represent approximately 0.2% of the total Class Y ordinary shares and Class Z ordinary shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and without taking into account the Class Z ordinary shares to be issued pursuant to the Share Incentive Plans).

The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong public offering is subject to the conditions set out in “— Conditions of the Global Offering” below.

Allocation

Allocation of Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the Public Offer Price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 375,000 Hong Kong Offer Shares is liable to be rejected.

Applications

Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any international offer shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

Applicants under the Hong Kong public offering are required to pay, on application, the maximum Hong Kong public offer price of HK$988.00 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$19,959.12 for one board lot of 20 Shares. If the Public Offer Price, as finally determined in the manner described in “—Pricing” below, is less than the maximum Hong Kong public offer price of HK$988.00 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong underwriters have entered into an underwriting agreement dated March 16, 2021, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.

The International Offering

The international offering will consist of an initial offering of 24,250,000 Offer Shares offered by us (subject to adjustment and the Over-allotment Option), representing 97% of the total number of Offer Shares initially available under the Global Offering.

The number of Offer Shares initially offered under the international offering, subject to any reallocation of Offer Shares between the international offering and the Hong Kong public offering, will represent approximately 6.4% of the total Class Y ordinary shares and Class Z ordinary shares in issue immediately following the completion of the Global Offering (assuming the over-allotment option is not exercised and without taking into account the Class Z ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).

Allocation

The international offering will include U.S. offering of Offer Shares in the United States as well as non-U.S. offering to institutional and professional investors and other investors anticipated to have a sizeable demand for such Offer Shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with the “book-building” process described in “—Pricing” below and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class Z ordinary shares and/or hold or sell its Class Z ordinary shares after the Offer Shares are listed on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class Z ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the international offering and who has made an application under the Hong

Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong public offering.

International Underwriting Agreement

We expect to enter into an international underwriting agreement with among others, the joint global coordinators, for themselves and on behalf of the international underwriters, relating to the international offering dated the price determination date.

Pricing

Determining the Offer Price

We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the Price Determination Date, which is expected to be on or about Tuesday, March 23, 2021 and, in any event, no later than Friday, March 26, 2021, by agreement with the Joint Representatives (for themselves and on behalf of the Underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

We will determine the Public Offer Price by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the Price Determination Date (which is accessible to the Shareholders and potential investors at www.nasdaq.com/market-activity/stocks/bili), and the Public Offer Price will not be more than HK$988.00 per Hong Kong Offer Share. The historical prices of our ADSs and trading volume on Nasdaq are set out below.

Period (1)	High	Low	ADTV
	(US$)	(US$)	(million ADSs)
Fiscal Year ended December 31, 2020	94.35	20.19	5.70
Fiscal Year of 2021 (up to the Latest Practicable Date)	156.37	94.74	7.62

Notes:
(1)	We have not declared or paid any dividends on our ADSs or Shares since our inception and up to the Latest Practicable Date, including the periods presented.
(2)	Average daily trading volume (“ADTV”) represents daily average number of our ADSs traded over the relevant period.

Applicants under the Hong Kong Public Offering must pay, on application, the maximum Public Offer Price of HK$988.00 per Offer Share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$19,959.12 for one board lot of 20 Class Z ordinary shares.

We may set the International Offer Price at a level higher than the maximum Public Offer Price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on Nasdaq on the last trading day on or before the Price Determination Date (on a per Class Z ordinary share converted basis) were to exceed the maximum Public Offer Price as stated in this document and/or (b) we believe that it is in the best interest of the Company as a listed company to set the International Offer Price at a level higher than the maximum Public Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process.

If the International Offer Price is set at or lower than the maximum Public Offer Price, the Public Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances will we set the Public Offer Price above the maximum Public Offer Price as stated in this prospectus supplement or the International Offer Price.

We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until the Price Determination Date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the Underwriters) on the pricing of the Offer Shares by Friday, March 26, 2021.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Morgan Stanley & Co. International plc will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Morgan Stanley & Co. LLC. Goldman Sachs (Asia) L.L.C. will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. J.P. Morgan Securities plc will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, J.P. Morgan Securities LLC. UBS AG Hong Kong Branch will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. Merrill Lynch (Asia Pacific) Limited will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. Credit Suisse (Hong Kong) Limited will offer our Class Z ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class Z ordinary shares in the United States.

Compensation and Expenses

The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 3,750,000 Class Z ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent         % of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class Z ordinary shares is not exercised). This presentation assumes the public offering price in both the international offering and the Hong Kong public offering is HK$            .

Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$120.8 million (US$15.6 million).

International Underwriters’ Option to Purchase Additional Class Z ordinary shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (for themselves and on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 3,750,000 additional Class Z ordinary shares, representing not more than 15% of the total number of Class Z ordinary shares initially available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.

If the international underwriters’ option to purchase additional Class Z ordinary shares is exercised in full, the additional Class Z ordinary shares to be issued pursuant thereto will represent approximately 1.3% of our total Class Z ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional Class Z ordinary shares, an announcement will be made.

Lock-Up Agreements

We have undertaken to the underwriters that for the period commencing on the price determination date and ending on, and including, the date that is 90 day after the price determination date, or such earlier date that the Joint Sponsors (for themselves and on behalf of the underwriters) consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not, directly or indirectly, take any of the following actions with respect to our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs (“lock-up securities”): (a) offer, sell, issue, pledge, contract to sell or otherwise dispose of lock-up securities, (b) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase lock-up securities, (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in lock-up securities within the meaning of Section 16 of the Exchange Act; or (d) file with the SEC a registration statement under the Securities Act relating to lock-up securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in this prospectus supplement, without the prior written consent of the Joint Sponsors, provided, however, that we shall be permitted during the lock-up period to:

(a)	issue, pledge or otherwise dispose of ordinary shares or ADSs pursuant to any of the agreements existing as of the date of the Hong Kong underwriting agreement;

(b)

sell, or cause to be sold, the Class Z ordinary shares to be sold and/or issued hereunder, including, for avoidance of doubt, any ordinary shares to be loaned and sold pursuant to the borrowing arrangement by and among the stabilizing manager (or its affiliates or any person acting for it) and Profound Surplus Limited, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering;

(c)

issue ordinary shares or ADSs or the grant of options to purchase ordinary shares, restricted shares, restricted share units or any other equity-linked rights issuable under our share incentive plans existing on the date of the Hong Kong underwriting agreement, including the effect of one or more bulk issuances of ordinary shares, or ADSs upon deposit of ordinary shares with our depositary bank, and delivered to our brokerage accounts existing on the date of the Hong Kong underwriting agreement, in contemplation of future issuance under our share incentive plans existing on the date of the Hong Kong underwriting agreement;

(d)	effect any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares;

(e)	issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date of the Hong Kong underwriting agreement;

(f)

issue any securities by us in connection with our acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters; and

(g)	repurchase securities pursuant to our share repurchase programs existing on the date of the Hong Kong underwriting agreement.

Undertakings by our directors, executive officers and certain shareholders

Each of our directors and executive officers and Vanship Limited, Windforce Limited, Kami Sama Limited and Saber Lily Limited has agreed that, subject to certain exceptions, during the period commencing on the price determination date and ending on, and including, the date that is the 90th day after the price determination date (the “restricted period”), he/she/it will not, without the prior written consent of the Joint Representatives (for themselves and on behalf of the international underwriters): (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Class Z ordinary shares or any other securities convertible into or exercisable or exchangeable for ADSs or Class Z ordinary shares (including without limitation securities which may be issued upon exercise of a stock option or warrant), whether owned as at the price determination date and during the restricted period by him/her/it (including holding as custodian) or with respect to which he/she/it has beneficial ownership or interest within the rules and regulations of the SEC and/or the SFO as at the price determination date and during the restricted period (collectively, the “restricted securities”), or (ii) enter into a transaction which would have the same effect as the transaction set forth in (i) above, or enter into any swap, hedge or other agreement, arrangement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, whether any transaction described in (i) or (ii) above is to be settled by delivery of the Class Z ordinary shares or ADSs or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to:

(a)	any transaction relating only to Class Z ordinary shares or ADSs or other securities acquired in open market transactions after the price determination date;

(b)

transfers of restricted securities as a bona fide gift (provided that each donee signs and delivers to the Joint Representatives (for themselves and on behalf of the international underwriters) a lock-up agreement substantially similar to the letter agreement set forth in this subsection);

(c)

distributions of restricted securities to limited partners or shareholders of the undersigned or the undersigned’s affiliate (provided that each distributee signs and delivers to the Joint Representatives (for themselves and on behalf of the international underwriters) a lock-up agreement substantially similar to the letter agreement set forth in this subsection);

(d)

transfers of the restricted securities to any trust for the direct or indirect benefit of the undersigned or the undersigned’s immediate family (provided that the trustee agrees in writing to the restrictions set forth above and that the transfer does not involve a disposition for value);

(e)

transfers of the restricted securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the Class Z ordinary shares or ADSs in connection with a change of control of the Company (provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the undersigned shall remain subject to the lock-up undertakings and the restrictions set forth above);

(f)

the establishment of a trading plan (a “plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the restricted securities, provided that (i) such plan does not provide for the transfer of any restricted securities during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made regarding the establishment of the plan, such announcement or filing shall include a statement to the effect that no transfer of the restricted securities may be made under the plan during the restricted period; or

(g)

any transfer of the restricted securities to such directors, officers of the Company or shareholders of the Company who have agreed to the restrictions described above, including transfers to the affiliates owned or controlled by such directors, officers of the Company or shareholders of the Company, provided that, for the avoidance of doubt, any restricted securities so transferred shall remain subject to such restrictions described above.

The obligations of Mr. Rui Chen, Vanship Limited, Mr. Yi Xu and Kami Sama Limited under the lock-up undertakings shall be further subject to certain financing agreements. For the purpose of the lock-up undertakings, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3)

of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company, and “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Conditions of the Global Offering

Acceptance of all applications for Offer Shares will be conditional on:

•

the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class Z ordinary shares in issue and to be issued pursuant to the Global Offering (including the Class Z ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class Z ordinary shares) and the Class Z ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options or other awards that have been or may be granted from time to time and the Class Z ordinary shares to be issued after the conversion of Class Y ordinary shares into Class Z ordinary shares;

•	the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

•	the execution and delivery of the international underwriting agreement on or around the price determination date; and

•

the obligations of the Hong Kong underwriters under the Hong Kong underwriting agreement and the obligations of the international underwriters under the international underwriting agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this document.

If, for any reason, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares on or before Friday, March 26, 2021, the Global Offering will not proceed and will lapse.

The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

If the above conditions are not fulfilled or waived prior to the dates and times specified, the Global Offering will lapse and the Hong Kong Stock Exchange will be notified immediately. Notice of the lapse of the Hong Kong Public Offering will be published by us on our website and the website of the Hong Kong Stock Exchange at http://ir.bilibili.com and www.hkexnews.hk, respectively, on the next day following such lapse. In such a situation, all application monies will be returned, without interest. In the meantime, all application monies will be held in separate bank account(s) with the receiving bank or other bank(s) in Hong Kong licensed under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong).

Share certificates for the Offer Shares will only become valid at 8:00 a.m. on Monday, March 29, 2021, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Monday, March 29, 2021, it is expected that dealings in the Class Z ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Monday, March 29, 2021. The Class Z ordinary shares will be traded in board lots of 20 Class Z ordinary shares each and the stock code of the Class Z ordinary shares will be 9626.

Indemnification

We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilizing manager may bid for or purchase the securities is not permitted to exceed the Hong Kong public offer price.

We have appointed Morgan Stanley & Co. International plc as the stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class Z ordinary shares at a level higher than that which might otherwise prevail for a limited period after the date on which our Class Z ordinary shares are listed on the Hong Kong Stock Exchange. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong public offering.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class Z ordinary shares, (b) selling or agreeing to sell the Class Z ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class Z ordinary shares, (c) purchasing, or agreeing to purchase, the Class Z ordinary shares pursuant to the over- allotment option in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class Z ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class Z ordinary shares, (e) selling or agreeing to sell any Class Z ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the Offer Shares should note that:

•	the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class Z ordinary shares;

•	there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•

liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class Z ordinary shares;

•

the stabilizing manager may not bid for or purchase the securities in order to support the price of the Class Z ordinary shares for longer than the stabilization period, which will begin on the date on which our Class Z ordinary shares are listed on the Hong Kong Stock Exchange, and is expected to expire on April 22, 2021, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further purchase or bids may be made, demand for the Class Z ordinary shares, and therefore the price of the Class Z ordinary shares, could fall;

•	the stabilizing manager cannot assure the price of the Class Z ordinary shares to stay at or above the Hong Kong public offer price by the taking of any stabilizing action; and

•

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the Hong Kong public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In addition, stabilization transactions with respect to the ADSs may be effected by one of the Underwriters or its affiliates before the listing of the Class Z ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations, and the Underwriters may incur a profit as a result of such transactions.

In connection with the Global Offering, the underwriters may also purchase and sell Class Z ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class Z ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class Z ordinary shares (including Class Z ordinary shares represented by short sales of ADSs) for which the international underwriters’ option to purchase additional Class Z ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class Z ordinary shares or purchasing Class Z ordinary shares or ADSs in the open market and converting such ADSs into Class Z ordinary shares. In determining the source of Class Z ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class Z ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class Z ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of Class Z ordinary shares or ADSs made by the underwriters in the open market.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class Z ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class Z ordinary shares or ADSs. As a result, the price of the Class Z ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the Class Z ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class Z ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class Z ordinary shares (which financing may be secured by the Class Z ordinary shares) in the Global Offering, proprietary trading in the Class Z ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class Z ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class Z ordinary shares, which may have a negative impact on the trading price of the Class Z ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Class Z ordinary shares, in baskets of securities or indices including the Class Z ordinary shares, in units of funds that may purchase the Class Z ordinary shares, or in derivatives related to any of the foregoing.

In relation to issues by underwriters or their affiliates of any listed securities having the Class Z ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class Z ordinary shares in most cases.

All such activities may occur both during and after the end of the stabilizing period described in “—Stabilization” above. Such activities may affect the market price or value of the Class Z ordinary shares, the liquidity or trading volume in the Class Z ordinary shares and the volatility of the price of the Class Z ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

It should be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, including the followings:

(a)

the underwriters (other than the stabilizing manager, its affiliates or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to Stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

(b)

the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of Offer Shares in the Global Offering.

The address of Morgan Stanley & Co. International plc is 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom. The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen’s

Road Central, Hong Kong. The address of J.P. Morgan Securities (Asia Pacific) Limited is 28/F Chater House, 8 Connaught Road Central, Hong Kong. The address of UBS AG Hong Kong Branch is 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

Conflicts of Interest

US Tiger Securities, Inc. is an underwriter in this offering, which shares a common director/officer with us, and as such may be deemed to be under common control with us and have a deemed “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121(a)(1)(B).

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class Z ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class Z ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Class Z ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class Z ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any Class Z ordinary shares at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class Z ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class Z ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class Z ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class Z ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No Class Z ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class Z ordinary shares which has been approved by the Financial Conduct Authority, or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the Class Z ordinary shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the Class Z ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any Class Z ordinary shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Class Z ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class Z ordinary shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The Class Z ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class Z ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

The Class Z ordinary shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

Japan

The Class Z ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kingdom of Saudi Arabia

This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).

The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.

Prospective purchasers of the Class Z ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Korea

The Class Z ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class Z ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class Z ordinary shares may not be resold to Korean residents unless the purchaser of the Class Z ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class Z ordinary shares.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class Z ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class Z ordinary shares may not be circulated or distributed, nor may the Class Z ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class Z ordinary shares as principal, if the offer is on terms that the Class Z ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class Z ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class Z ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class Z ordinary shares may not be circulated or distributed, nor may the Class Z ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class Z ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class Z ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In addition, investors in Singapore should note that the Class Z ordinary shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their Class Z ordinary shares.

State of Kuwait

The Class Z ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class Z ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement, the accompanying prospectus and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.

Switzerland

The Class Z ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Class Z ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the offering of the Class Z ordinary shares, us or the Class Z ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Class Z ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class Z ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class Z ordinary shares.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class Z ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Taiwan

The Class Z ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class Z ordinary shares in Taiwan.

Qatar

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class Z ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.

This prospectus supplement and the accompanying prospectus have not been and will not be:

(i)	lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

(ii)

authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class Z ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.

The Class Z ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this offering circular, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.

United Arab Emirates

The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the Class Z ordinary shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

The Class Z ordinary shares may be offered, and this offering circular may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The Class Z ordinary shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

CONVERSION BETWEEN ADSs AND CLASS Z ORDINARY SHARES

Register of Members and Stamp Duty

Our principal register of members will be maintained by our Principal Share Registrar in the Cayman Islands, and our Hong Kong branch register of members will be maintained by the Hong Kong Share Registrar in Hong Kong.

Dealings in our Class Z ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class Z ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class Z ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong Share Registar. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class Z ordinary shares on the Hong Kong Stock Exchange.”

Conversion between Class Z Ordinary Shares Trading in Hong Kong and ADSs

In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our Principal Share Registrar, Walkers Corporate Limited.

All Class Z ordinary shares offered in the Global Offering will be registered on the Hong Kong A1A11 share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in 19.09(1) further detail below, holders of Class Z ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

In connection with the Global Offering, and to facilitate fungibility and conversion between ADSs and Class Z ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class Z ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Our ADSs

Our ADSs are traded on the Nasdaq. Dealings in our ADSs on the Nasdaq are conducted in U.S. Dollars.

ADSs may be held either:

•

directly (a) by having an American Depositary Receipt (ADR), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (b) by holding uncertificated ADSs in the direct registration system; or

•	indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Deutsche Bank Trust Company Americas, whose office is located at 60 Wall Street, New York, NY 10005, USA.

Converting Class Z Ordinary Shares Trading in Hong Kong into ADSs

An investor who holds Class Z ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the Nasdaq must deposit or have his or her broker deposit the Class Z ordinary shares with the depositary’s Hong Kong custodian, Deutsche Bank AG, Hong Kong Branch, or the custodian, in exchange for ADSs.

A deposit of Class Z ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If Class Z ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

If Class Z ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class Z ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a duly completed and signed letter of transmittal to the custodian.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For Class Z ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class Z ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Class Z Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into Class Z ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class Z ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class Z ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class Z ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw Class Z ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Such instructions must have a Medallion signature guarantee.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class Z ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•	If an investor prefers to receive Class Z ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class Z ordinary shares in their own names with the Hong Kong Share Registrar.

For Class Z ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class Z ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class Z ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class Z ordinary shares on the Hong Kong share registar to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class Z ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of Class Z ordinary shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman Share Registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.

All costs attributable to the transfer of Class Z ordinary shares to effect a withdrawal from or deposit of Class Z ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class Z ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class Z ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class Z ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class Z ordinary shares into, or withdrawal of ordinary shares from, our ADS program.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 293,594,887 Class Z ordinary shares (or 297,344,887 Class Z ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class Z ordinary shares), excluding Class Z ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan.

All of the Class Z ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class Z ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class Z ordinary shares.

Lock-Up Agreements

In connection with the Global Offering, we, our directors and executive officers, Vanship Limited, Windforce Limited, Kami Sama Limited and Saber Lily Limited have agreed, for a period of 90 days after the date of price determination date, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or ADSs or securities that are substantially similar to our ordinary shares or ADSs, including but not limited to any options or warrants to purchase our ordinary shares, ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares, ADSs or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of Morgan Stanley & Co. International plc, Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities (Asia Pacific) Limited and UBS AG Hong Kong Branch, on behalf of the underwriters. The foregoing lock-up restrictions are subject to certain exceptions for certain parties. See “Underwriting—Lock-Up Agreements.”

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 2,935,948 Class Z ordinary shares, assuming no exercise by the Joint Representatives, on behalf the international underwriters, of their option to purchase additional Class Z ordinary shares; and

•

the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Government of the Cayman Islands as to tax concessions under the Tax Concessions Law (as amended). In accordance with the provision of Section 6 of The Tax Concessions Law (as amended), the Government undertakes with our company:

•	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our company or its operations; and

•	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•	on or in respect of the shares, debentures or other obligations of our company; or

•	by way of the withholding, in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (as amended).

These concessions shall be for a period of 20 years from March 14, 2018.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which was most recently amended in December 2017 and provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that Bilibili Inc. is not a PRC resident enterprise for PRC tax purposes. Bilibili Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Bilibili Inc. meets all of the conditions above. Bilibili Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours ever having been deemed a PRC “resident enterprise” by the PRC tax authorities. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

If the PRC tax authorities determine that Bilibili Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Bilibili Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Bilibili Inc. is treated as a PRC resident enterprise. See “Risk Factors—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.”

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations relating to the ownership and disposition of our ADSs or ordinary shares by a U.S. Holder (as defined below) that holds our ADSs as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (including for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, tax-exempt organizations (including private foundations), holders who are not U.S. Holders, holders who own (directly, indirectly or constructively) 10% or more of our stock (by vote or value), holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation, investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those discussed below). This discussion, moreover, does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the ownership or disposition of our ADSs or ordinary shares or the Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more

U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class Z ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for U.S. federal income tax purposes, because we control their management decisions and we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we do not own the stock of our VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.

Assuming that we are the owner of our VIEs for U.S. federal income tax purposes, we do not believe we were a PFIC for the taxable year ended December 31, 2020 and we do not presently expect to be a PFIC for the current taxable year or in the foreseeable future. While we do not expect to be or become a PFIC in the current or future taxable years, no assurance can be given that we are not or will not become classified as a PFIC because the determination of PFIC status is a fact-intensive inquiry made on an annual basis and will depend, in part, upon the composition of our assets and income, and the continued existence of our goodwill at that time. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market value of our ADSs from time to time (which may be volatile). In addition, the composition of our income and our assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances where we determine not to deploy significant amounts of cash for capital expenditures and other general corporate purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are classified as a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S.

federal income tax rules that apply if we are treated as a PFIC are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes.

A non-corporate U.S. Holder will generally be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Our ADSs are considered to be readily tradable on the Nasdaq Global Select Market, which is an established securities market in the United States. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for the reduced tax rate. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the U.S.-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares, or ADSs. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ADSs or ordinary shares. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. See “Item 10. Additional Information—E. Taxation—PRC Taxation.” In that case, depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If you are not eligible for the benefits of the income tax treaty or you fail to make the election to treat any gain as foreign source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. Holders will not be able to claim foreign tax credits in respect of any applicable Hong Kong stamp duty as described in “Risk Factors—Risks Related to the Global Offering” above. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Our ADSs are listed on the Nasdaq Global Select Market, which is an established securities market in the United States. Consequently, if our ADSs continue to be listed on the Nasdaq Global Select Market and are regularly traded, we expect that the mark-to-market election would be available to a U.S. Holder that holds our ADSs were we to be or become a PFIC. Our ADSs are expected to qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer treated as marketable stock or the IRS consents to the revocation of the election. It should also be noted that it is intended that only the ADSs and not the ordinary shares will be listed on the Nasdaq Global Select Market. Consequently, if a U.S. Holder holds ordinary shares that are not represented by ADSs, such holder will generally not be eligible to make a mark-to-market election if we are or were to become a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding and disposing ADSs or ordinary shares if we are or become treated as a PFIC, including the possibility of making a mark-to-market election.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters of Hong Kong law. The underwriters are being represented by Clifford Chance US LLP and Clifford Chance with respect to certain legal matters as to United States federal securities, New York State law and Hong Kong law. The validity of the Class Z ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the underwriters by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law. Clifford Chance US LLP and Clifford Chance may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

PROSPECTUS

Bilibili Inc.

CLASS Z ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our Class Z ordinary shares, including Class Z ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class Z ordinary shares held by them. The selling shareholders may sell shares of our Class Z ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class Z ordinary shares by the selling shareholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 34 of this prospectus.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “BILI.” On March 29, 2019, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$18.95 per ADS.

Investing in the ADSs involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:

(1) the terms “we,” “us,” “our company,” “our” and “Bilibili” refer to Bilibili Inc., its subsidiaries and its consolidated affiliated entities;

(2) “shares” and “ordinary shares” refer to our Class Y and Class Z ordinary shares, par value US$0.0001 per share, “Class Y ordinary shares” refers to our Class Y ordinary shares, par value US$0.0001 per share, and “Class Z ordinary shares” refers to our Class Z ordinary shares, par value US$0.0001 per share;

(3) “ADSs” refers to the American depositary shares, each of which represents one Class Z ordinary share;

(4) “China” and “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau; and

(5) all references to “RMB” and “Renminbi” are to the legal currency of China and all references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the online entertainment and mobile games industries in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with users, content providers, game developers and publishers, advertisers and other partners;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry; and

•	the outcome of any current and future litigation or legal or administrative proceedings.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

We enrich the everyday life of young generations in China.

We represent the iconic brand of online entertainment for young generations in China. We provide high-quality content and an immersive entertainment experience, and have built our platform based on the strong emotional connections of our users to our content and communities. We started as a content community inspired by anime, comics and games, or ACG, and have evolved into a full-spectrum online entertainment world covering a wide array of genres and media formats, including videos, live broadcasting and mobile games. We attract our users with engaging content, retain users with our vibrant communities, and curate the right content to satisfy our users’ entertainment needs.

For more information about our company, please see “Item 4. Information on the Company” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Corporate Information

Our principal executive offices are located at Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District, Shanghai, 200433, People’s Republic of China. Our telephone number at this address is +86 21 25099255. Our registered office in the Cayman Islands is located at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://ir.bilibili.com/.

RISK FACTORS

Please see the factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our authorized share capital consists of (i) 100,000,000 Class Y ordinary shares, par value US$0.0001 each, 85,364,814 of which are issued and outstanding, and (ii) 9,800,000,000 Class Z ordinary shares, par value US$0.0001 each, 226,584,775 of which are issued and outstanding (excluding the 2,471,646 Class Z ordinary shares issued and reserved for future issuance upon the exercising or vesting of awards granted under our share incentive plans), and (iii) 100,000,000 shares, par value US$0.0001 each, none of which is issued and outstanding.

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2018 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our ordinary shares are divided into Class Y ordinary shares and Class Z ordinary shares. Holders of our Class Y ordinary shares and Class Z ordinary shares will have the same rights except for voting and conversion rights. Each Class Z Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class Y ordinary share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class Y ordinary share is convertible into one Class Z ordinary share at any time by the holder thereof. Class Z ordinary shares are not convertible into Class Y ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class Y ordinary shares by a holder thereof to any person other than Rui Chen, Yi Xu and Ni Li or any entity which is not ultimately controlled by any of Rui Chen, Yi Xu or Ni Li, such Class Y ordinary shares shall be automatically and immediately converted into the same number of Class Z ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Each holder of Class Z ordinary shares is entitled to one vote per share and each holder of our Class Y ordinary shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class Y ordinary shares and Class Z ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of all paid up voting share capital of our company present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least ten calendar days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our post-offering amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes that will affect the rights, preferences, privileges or powers of the preferred shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing, and shall be executed by or on behalf of the transferor, and if the directors so requires, signed by the transferee.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors, or by the shareholders by special resolutions. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of the class by the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.

Differences in Corporate Law

The Companies Law is modeled after that of England but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-

dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our post-offering amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our post-offering amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our post-offering amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

History of Securities Issuances

The following is a summary of securities issuances by us in the past three years.

Ordinary Shares

On July 15, 2015 and May 10, 2016, we issued an aggregate of 5,000,000 Class A ordinary shares to Saber Lily Limited, a business company limited by shares incorporated in British Virgin Islands wholly owned by our director and chief operating officer, Ms. Ni Li, for her past and future services to us. 500,000 of these shares were subsequently repurchased by us.

On December 29, 2016, we issued 12,796,395 Class A ordinary shares to Vanship Limited, a business company limited by shares incorporated in British Virgin Islands wholly owned by our chairman of the board of directors, Mr. Rui Chen for his past and future services to us.

On April 2, 2018, we completed our initial public offering of 42,000,000 American depositary shares, each representing one Class Z ordinary share. The offering was completed at an issuance price of $11.50 per ADS.

On October 3, 2018, we issued and sold a total of 25,063,451 ADSs, representing 25,063,451 Class Z ordinary shares, for an aggregate consideration of US$317.6 million to Tencent Mobility Limited.

Preferred Shares

On May 10, 2016, we re-designated and reclassified 1,104,535 Class A ordinary shares as Series C1 preferred shares, and issued an aggregate of 41,480,769 Series C1 preferred shares to Starry Concept Group Limited, Sunrise View Investments Limited, Cheerford Limited, Blissful Day Limited, HaiTong XuYu International Limited, GP TMT Holdings Limited, Golden Pujiang River International (BVI) Limited, Green Bridge Group Limited, Lighthouse Capital International Inc. and Ying Tai International Limited for an aggregate consideration of US$194.3 million. On the same day, we also issued 954,605 Series C2 preferred shares to Green Bridge Group Limited for a consideration of US$5.0 million.

On May 2, 2017, we re-designated and reclassified 11,301,189 Series C preferred shares and 645,357 Class A ordinary shares as Series D1 preferred shares, and issued an aggregate of 1,154,643 Series D1 preferred shares to Cheerford Limited for an aggregate consideration of US$7.2 million. On the same day, we also issued a total of 13,759,564 Series D2 preferred shares to CMC Beacon Holdings Limited, Tencent Mobility Limited and Cheerford Limited for an aggregate consideration of US$100.0 million.

All preferred shares were converted into Class Y or Class Z ordinary shares upon the completion of our initial public offering.

Option Grants

We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated in this prospectus by reference.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Class Z ordinary share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class Z ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class Z ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class Z ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class Z ordinary shares) set by the depositary with respect to the ADSs.

Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class Z ordinary shares or any net proceeds from the sale of any Class Z ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. For any Class Z ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class Z ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class Z ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class Z ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class Z ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our Class Z ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class Z ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class Z ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class Z ordinary shares.

Rights to Purchase Additional Shares. If we offer holders of our Class Z ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash.

The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class Z ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class Z ordinary shares or be able to exercise such rights.

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class Z ordinary shares or evidence of rights to receive Class Z ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

Except for Class Z ordinary shares deposited by us in connection with this offering, no shares will be accepted for deposit during a period of 180 days after the date of this prospectus. The 180 day lock up period is subject to adjustment under certain circumstances as described in the section entitled “Shares Eligible for Future Sales—Lock-up Agreements.”

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class Z ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the Class Z ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class Z ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class Z ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class Z ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class Z ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class Z ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class Z ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class Z ordinary shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class Z ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class Z ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class Z ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class Z ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class Z ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the New York Stock Exchange and any other stock exchange on which the Class Z ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•  To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued

• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

• Distribution of cash dividends	Up to US$0.05 per ADS held

• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

Fees for the transfer and registration of Class Z ordinary shares charged by the registrar and transfer agent for the Class Z ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class Z ordinary shares).

Expenses incurred for converting foreign currency into U.S. dollars.

Expenses for cable, telex and fax transmissions and for delivery of securities.

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class Z ordinary shares are deposited or withdrawn from deposit).

Fees and expenses incurred in connection with the delivery or servicing of Class Z ordinary shares on deposit.

Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class Z ordinary shares, deposited securities, ADSs and ADRs.

Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our Class Z ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class Z ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class Z ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class Z ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class Z ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the creditworthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class Z ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class Z ordinary shares, the depositary may require:

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class Z ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class Z ordinary shares at any time except:

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class Z ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class Z ordinary shares;

when you owe money to pay fees, taxes and similar charges;

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class Z ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class Z ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class Z ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Walkers (Hong Kong), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Walkers (Hong Kong) has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a competent foreign court with jurisdiction to give the judgment, (ii) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Tian Yuan Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes relating to contracts or other property interests, the PRC court may accept a course of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if (i) the contract is signed and/or performed within China, (ii) the subject of the action is located within China, (iii) the company (as defendant) has seizable properties within China, (iv) the company has a representative organization within China, or (v) other circumstances prescribed under the PRC law. The action may be initiated by a shareholder through filing a complaint with the PRC court. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Walkers (Hong Kong), our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Tian Yuan Law Firm.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Government of the Cayman Islands as to tax concessions under the Tax Concessions Law (as amended). In accordance with the provision of Section 6 of The Tax Concessions Law (as amended), the Government undertakes with our company:

•	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our company or its operations; and

•	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•	on or in respect of the shares, debentures or other obligations of our company; or

•	by way of the withholding, in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (as amended).

These concessions shall be for a period of 20 years from March 14, 2018.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which was most recently amended in December 2017 and provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

Based on a review of surrounding facts and circumstances, we do not believe that we should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the Enterprise Income Tax Law, and if we are treated as a PRC resident enterprise for PRC tax purposes, we will be subject to PRC tax on our global income at a uniform tax rate of 25%.

If the PRC tax authorities determine that Bilibili Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders), if such shareholders do not have an establishment or place of business in the PRC, or if they have such establishment or place of business in the PRC but the relevant income is not effectively connected with such establishment or place of business, may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains realized on the sale or other disposition of ADSs or ordinary shares, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Bilibili Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Bilibili Inc. is treated as a PRC resident enterprise. See “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.”

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations relating to the ownership and disposition of our ADSs or ordinary shares by a U.S. Holder (as defined below) that acquires our ADSs in this offering and holds our ADSs as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (including for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, tax-exempt organizations (including private foundations), holders who are not U.S. Holders, holders who own (directly, indirectly or constructively) 10% or more of our stock (by vote or value), holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation, investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those discussed below). This discussion, moreover, does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the ownership or disposition of our ADSs or ordinary shares or the Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of Class Z ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for U.S. federal income tax purposes, because we control their management decisions and we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we do not own the stock of our VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.

Assuming that we are the owner of our VIEs for U.S. federal income tax purposes, and based upon our current and projected income and assets, including the proceeds from this offering, and projections as to the value of our assets, based in part on the projected market value of our ADSs following this offering, we do not expect to be a PFIC for the current taxable year or in the foreseeable future. While we do not expect to be or become a PFIC in the current or future taxable years, no assurance can be given that we are not or will not become classified as a PFIC because the determination of PFIC status is a fact-intensive inquiry made on an annual basis and will depend, in part, upon the composition of our assets and income, and the continued existence of our goodwill at that time. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market value of our ADSs from time to time (which may be volatile). In addition, the composition of our income and our assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances where we determine not to deploy significant amounts of cash for capital expenditures and other general corporate purposes, our risk of becoming classified as a PFIC may substantially increase. If we are classified as a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply if we are treated as a PFIC are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes.

A non-corporate U.S. Holder will generally be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. We expect our ADSs will be considered to be readily tradable on the Nasdaq Global Select Market, which is an established securities market in the United States. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for the reduced tax rate. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the U.S.-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares, or ADSs. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ADSs or ordinary shares. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. See “Taxation—PRC Taxation.” In that case, depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as foreign source income. If you are not eligible for the benefits of the income tax treaty or you fail to make the election to treat any gain as foreign source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as foreign source.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our ADSs or ordinary shares, the U.S. Holder would continue to be treated as a PFIC with respect to such investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Our ADSs are listed on the Nasdaq Global Select Market, which is an established securities market in the United States. Consequently, if our ADSs continue to be listed on the Nasdaq Global Select Market and are regularly traded, we expect that the mark-to-market election would be available to a U.S. Holder that holds our ADSs were we to be or become a PFIC. Our ADSs are expected to qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer treated as marketable stock or the IRS consents to the revocation of the election. It should also be noted that it is intended that only the ADSs and not the ordinary shares will be listed on the Nasdaq Global Select Market. Consequently, if a U.S. Holder holds ordinary shares that are not represented by ADSs, such holder generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding and disposing ADSs or ordinary shares if we are or become treated as a PFIC, including the possibility of making a mark-to-market election.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell some or all of the shares of our ordinary shares held by them pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each selling shareholder and the number of shares of our ordinary shares beneficially owned by such ordinary shares. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our website is http://ir.bilibili.com/. The information contained on, or linked from, our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed on March 29, 2019;

•

The description of the securities contained in our registration statement on Form 8-A filed on March 16, 2018 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed on March 29, 2019, contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Bilibili Inc.

Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District

Shanghai, 200433, People’s Republic of China

Tel: (86 21) 2509-9255

Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.